Exhibit 99.1

Heartland Payment Systems
90 Nassau Street
Princeton, NJ 08542
888.798.3131
HeartlandPaymentSystems.com

HEARTLAND PAYMENT SYSTEMS® AND MASTERCARD AGREE

TO $41.4 MILLION INTRUSION SETTLEMENT

Company has now reached breach-related settlements with three major card brands

Princeton, NJ — May 19, 2010 — Heartland Payment Systems® (NYSE: HPY), the nation’s fifth largest payments processor, has entered into a settlement agreement with MasterCard Worldwide to resolve claims from MasterCard and its issuers related to the 2008 criminal intrusion into Heartland’s payment system environment. Under the agreement, alternative recovery offers totaling $41.4 million will be made to eligible MasterCard issuers with respect to losses alleged to have been incurred by them as a result of the criminal intrusion, and MasterCard will recommend that eligible MasterCard issuers accept such offers.

Bob Carr, Heartland’s chairman and chief executive officer, stated, “We are pleased to have reached an equitable settlement agreement that helps issuers of MasterCard-branded cards obtain a recovery with respect to losses they may have incurred from the intrusion. We look forward to working with MasterCard to encourage these issuers to participate in the settlement program for a speedy resolution.”

The settlement is contingent upon financial institutions representing 80 percent of the claimed-on MasterCard accounts accepting their alternative recovery offers by June 25, 2010. The settlement also includes mutual releases between Heartland and its sponsoring bank acquirers on the one hand – and MasterCard and the accepting issuers on the other. Issuers that accept their alternative recovery offers must waive rights to any other recovery of alleged intrusion-related losses from Heartland and its sponsoring bank acquirers through litigation or other remedies and release MasterCard, Heartland and its sponsoring bank acquirers from all legal and financial responsibility related to the intrusion.

All eligible issuers will soon receive notification from MasterCard with full details of the settlement agreement and how to accept their alternative recovery offers before the offers expire.

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About Heartland Payment Systems

Heartland Payment Systems, Inc. (NYSE: HPY), the fifth largest payments processor in the United States, delivers credit/debit/prepaid card processing, gift marketing, payroll, check management and related business solutions to more than 250,000 business locations nationwide. Heartland is the founding supporter of The Merchant Bill of Rights, a public advocacy initiative that educates merchants about fair credit and debit card processing practices. For more information, please visit HeartlandPaymentSystems.com, MerchantBillOfRights.org, CostOfABurger.com and E3secure.com.

Contacts

Leanne Scott Brown	Nancy Gross
Vault Communications	Heartland Payment Systems
610.455.2742	888.798.3131 x2202
LBrown@VaultCommunications.com	Nancy.Gross@e-hps.com

Forward-Looking Statement

This press release contains forward-looking statements. These statements may be identified by the use of words such as “will,” “believes,” “anticipates,” “intends,” “estimates,” “expects,” “projects,” “plans” or similar expressions. Such forward-looking statements include, without limitation, statements about the settlement agreement, strategy, future operations, prospects, plans and objectives of management and events or developments that Heartland expects or anticipates will occur. The forward-looking statements reflect Heartland’s current views and assumptions and are subject to risks and uncertainties, which may cause actual and future results and trends to differ materially from the forward-looking statements, including but not limited to the risk that all of the conditions necessary to the consummation of the settlement agreement among MasterCard WorldWide, its issuers, Heartland Payment Systems, Inc., Heartland Bank and KeyBank National Association may not be satisfied or waived; Heartland’s ability to achieve its strategic objectives and the expected goals of the settlement agreement; general market conditions; the outcome of legal proceedings; uncertainties inherent in its operations; and the impact of law and regulations. Many of these factors are beyond the company’s ability to control or predict. Given these factors, you should not place undue reliance on the forward-looking statements.